Exhibit 99.4

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Cablevision Systems Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-86789 and 333-71965) on Forms S-3 and in the registration statements (Nos. 333-79485, 333-57924, 333-36282-99, 333-41349-99, 333-57922, 333-134260 and 333-134259) on Forms S-8 of Cablevision Systems Corporation of our report dated February 28, 2008, except for Notes 2, 4, 5, 8 and 19 which are as of May 27, 2008, with respect to the consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ deficiency and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007 and the related financial statement schedule for each of the years in the three-year period ended December 31, 2007, and our report dated February 28, 2008, with respect to the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in this combined report on Form 8-K of Cablevision Systems Corporation and CSC Holdings, Inc.

As discussed in our report dated February 28, 2008, the Company changed its method of quantifying errors in 2006 in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, adopted the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment as of January 1, 2006, adopted the provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, as of December 31, 2006, and adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, as of January 1, 2007.

/s/ KPMG LLP
Melville, New York
May 27, 2008